Exhibit 99.1

Agreement of Joint Filing

     Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Cahill, Warnock Strategic Partners Fund, L.P.

By: Cahill, Warnock Strategic Partners, L.P., its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Secretary

Cahill, Warnock Strategic Partners, L.P.

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Secretary and General Partner

Strategic Associates, L.P.

By: Cahill, Warnock Strategic Partners, L.P., its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Secretary

Edward L. Cahill

/s/ Edward L. Cahill

Name: Edward L. Cahill

David L. Warnock

/s/ David L. Warnock

Name: David L. Warnock

Donald W. Hughes

/s/ Donald W. Hughes

Name: Donald W. Hughes